Exhibit 24.1

POWER OF ATTORNEY

I, Linnet F. Deily, a director of Honeywell International Inc. (the “Company”), a Delaware corporation, hereby appoint David M. Cote, Peter M. Kreindler, David J. Anderson, Thomas F. Larkins and John J. Tus, each with power to act without the other and with power of substitution and resubstitution, as my attorney-in-fact to sign on my behalf in my capacity as a director of the Company one or more registration statements under the Securities Act of 1933, or any amendment or post-effective amendment to any registration statement heretofore or hereafter filed by the Company:

(a)          on Form S-8 or other appropriate form for the registration of shares of the Company's Common Stock (or participations where appropriate) to be offered under the savings, stock or other benefit plans of the Company, its affiliates or any predecessor thereof, including but not limited to the Honeywell Savings and Ownership Plan, the Honeywell Supplemental Savings Plan, the UK Share Purchase Plan of the Company, the Ireland Employees Share Ownership program of the Company, the Employee Stock Purchase Plan of the Company, the 2006 Stock Plan for Non-Employee Directors of the Company, the 2003 Stock Incentive Plan of Honeywell International Inc., and the 2006 Stock Incentive Plan of Honeywell International Inc., and its affiliates, and any plan which is a successor to such plans or is a validly authorized plan pursuant to which securities of the Corporation are issued to employees, and

(b)           on Form S-3 or other appropriate form for the registration of shares of the Company's Common Stock to be offered under the Dividend Reinvestment and Share Purchase Plan of the Company and any plan which is a successor to such plan.

I hereby grant to each such attorney full power and authority to perform every act necessary to be done as fully as I might do in person.

/s/ Linnet F. Deily

Linnet F. Deily

Dated: May 12, 2006

Exhibit 24.1

POWER OF ATTORNEY

I, David M. Cote, a director of Honeywell International Inc. (the “Company”), a Delaware corporation, hereby appoint David J. Anderson, Peter M. Kreindler, Thomas F. Larkins and John J. Tus, each with power to act without the other and with power of substitution and resubstitution, as my attorney-in-fact to sign on my behalf in my capacity as a director of the Company one or more registration statements under the Securities Act of 1933, or any amendment or post-effective amendment to any registration statement heretofore or hereafter filed by the Company:

(a)          on Form S-8 or other appropriate form for the registration of shares of the Company's Common Stock (or participations where appropriate) to be offered under the savings, stock or other benefit plans of the Company, its affiliates or any predecessor thereof, including the Honeywell Savings and Ownership Plan I, Honeywell Savings and Ownership Plan II, the Honeywell Supplemental Savings Plan, the Honeywell Executive Supplemental Savings Plan, the UK Share Purchase Plan of the Company, the Ireland Employees Share Ownership program of the Company, the Employee Stock Purchase Plan of the Company, the Stock Plan for Non-Employee Directors of the Company, the 1993 Honeywell Stock Plan for Employees of the Company and its Affiliates, the 2003 Stock Incentive Plan of Honeywell International Inc., and any plan which is a successor to such plans or is a validly authorized plan pursuant to which securities of the Corporation are issued to employees, and

(b)   on Form S-3 or other appropriate form for the registration of shares of the Company's Common Stock to be offered under the Dividend Reinvestment and Share Purchase Plan of the Company and any plan which is a successor to such plan.

I hereby grant to each such attorney full power and authority to perform every act necessary to be done as fully as I might do in person.

I hereby revoke any or all prior appointments of attorneys-in-fact to sign the above-described documents.

/s/ David M. Cote
David M. Cote

Dated: December 9, 2005

Exhibit 24.1

POWER OF ATTORNEY

Each of the undersigned, as a director of Honeywell International Inc. (the “Company”), a Delaware corporation, hereby appoint David M. Cote, Peter M. Kreindler, David J. Anderson, Thomas F. Larkins and John J. Tus, each with power to act without the other and with power of substitution and resubstitution, as my attorney-in-fact to sign on my behalf in my capacity as a director of the Company one or more registration statements under the Securities Act of 1933, or any amendment or post-effective amendment to any registration statement heretofore or hereafter filed by the Company:

(b)          on Form S-8 or other appropriate form for the registration of shares of the Company's Common Stock (or participations where appropriate) to be offered under the savings, stock or other benefit plans of the Company, its affiliates or any predecessor thereof, including the Honeywell Savings and Ownership Plan I, Honeywell Savings and Ownership Plan II, the Honeywell Supplemental Savings Plan, the Honeywell Executive Supplemental Savings Plan, the UK Share Purchase Plan of the Company, the Ireland Employees Share Ownership program of the Company, the Employee Stock Purchase Plan of the Company, the Stock Plan for Non-Employee Directors of the Company, the 1993 Honeywell Stock Plan for Employees of the Company and its Affiliates, the 2003 Stock Incentive Plan of Honeywell International Inc., and any plan which is a successor to such plans or is a validly authorized plan pursuant to which securities of the Corporation are issued to employees, and

(b)          on Form S-3 or other appropriate form for the registration of shares of the Company's Common Stock to be offered under the Dividend Reinvestment and Share Purchase Plan of the Company and any plan which is a successor to such plan.

I hereby grant to each such attorney full power and authority to perform every act necessary to be done as fully as I might do in person.

I hereby revoke any or all prior appointments of attorneys-in-fact to sign the above-described documents.

This Power of Attorney may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

/s/ Gordon M. Bethune	/s/ Russell E. Palmer
Gordon M. Bethune, Director	Russell E. Palmer, Director

/s/ Jaime Chico Pardo	/s/ Ivan G. Seidenberg
Jaime Chico Pardo, Director	Ivan G. Seidenberg, Director

/s/ D. Scott Davis	/s/ Bradley T. Sheares
D. Scott Davis, Director	Bradley T. Sheares, Director

/s/ Clive R. Hollick	/s/ Eric K. Shinseki
Clive R. Hollick, Director	Eric K. Shinseki, Director

/s/ James J. Howard	/s/ John R. Stafford
James J. Howard, Director	John R. Stafford, Director

/s/ Bruce Karatz	/s/ Michael W. Wright
Bruce Karatz, Director	Michael W. Wright, Director

Dated: December 9, 2005